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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C.  20549


                                    FORM 8-K

                                 CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



Date of Report (Date of earliest event reported):         October 9, 1997
                                                       --------------------


                                   ECOLAB INC.
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             (Exact name of registrant as specified in its charter)


          Delaware                    1-9328                 41-0231510
----------------------------       ------------           -------------------
(State or other jurisdiction       (Commission              (IRS Employer
     of incorporation)             File Number)           Identification No.)


Ecolab Center, 370 N. Wabasha, St. Paul, Minnesota               55102
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     (Address of principal executive offices)                  (Zip Code)


Registrant's telephone number, include area code:          612-293-2233
                                                       -------------------


                                (Not applicable)
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          (Former name or former address, if changed from last report.)

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Item 5.   OTHER EVENTS.

     On October 9, 1997, Ecolab Inc. ("Ecolab") announced that the Board of Directors of Gibson Chemical Industries Limited ("Gibson") has unanimously recommended Gibson shareholders accept Ecolab's increased revised cash offer of A$9.00 per share for all the outstanding shares of Gibson in the absence of a higher offer. Ecolab agreed to waive all conditions attached to its offer other than the usual conditions under Australian law and approval under the Australia Foreign Acquisitions and Takeovers Act, which approval is expected shortly.

     Ecolab' offer, to be made by an Australian subsidiary, is expected to be mailed to Gibson shareholders October 17, 1997 and will remain open for one month. Ecolab's subsidiary currently owns approximately 15.9% of the shares of Gibson which it previously acquired at prices ranging from A$7.10 to A$8.25 per share. Gibson, a manufacturer and marketer of cleaning and sanitizing products, is located in Melbourne, Victoria, Australia and has approximately 22.4 million shares outstanding. Gibson's shares are traded on the Australian Stock Exchange.

     Gibson proposes to declare a fully-franked (tax-favored) A$0.30 per share dividend which will be paid at the same time as the previously announced A$0.20 per share fully-franded final dividend. The books closing date for both dividends will be November 7, 1997. Under the terms of Ecolab's offer, shareholders whose acceptances are registered after the November 7, 1997 books closing date will retain the A$0.50 in fully-franked dividends and receive A$8.50 from Ecolab if they accept the offer. Shareholders whose acceptances are registered prior to the November 7, 1997 books closing date will receive the A$9.00 cash per share from Ecolab and will not receive any dividend.

     Ecolab's A$9.00 per share offer is a final offer and will not be increased in the absence of a higher competing offer. No higher competing offer is expected by Gibson or by Ecolab.

     A copy of the News Release issued by Ecolab on October 9, 1997 is attached as Exhibit (99).

Item 7.   FINANCIAL STATEMENTS AND EXHIBITS.

          (c)  Exhibits

               (99)      Ecolab News Release dated
                         October 9, 1997.

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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                              ECOLAB INC.



                              By: /s/Kenneth A. Iverson
                                  ---------------------------------------------
                                     Kenneth A. Iverson
                                     Vice President and Secretary


Date:      October 9, 1997

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                                  EXHIBIT INDEX


     EXHIBIT NO.         DESCRIPTION              METHOD OF FILING
     -----------         -----------              ----------------

        (99)             Ecolab News Release      Filed herewith electronically
                         dated October 9, 1997.


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